COWEN ANNOUNCES RECORD FINANCIAL RESULTS FOR SECOND QUARTER 2020

•Reports Record 2Q20 US GAAP Net Income of $112.1 million or $3.83 per share
•Record Economic Operating Income of $166.9 million, or $5.69 per share
•The Nikola investment contributed $64.9 million to Economic Operating Income, or $2.21 per share
•Strong Book Value Growth, up $5.82 per share to $28.96, Tangible Book Value up $5.86 to $22.94 per share

NEW YORK - July 28, 2020 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the second quarter ended June 30, 2020.

Jeffrey M. Solomon, Chair and Chief Executive Officer of Cowen, said, "We outperformed across the entire organization in the second quarter. With record revenues in our banking and markets businesses as well as a strong contribution from our investment management operations, we generated record profitability, even before factoring in the unrealized investment gains from Nikola. In an environment of heightened volatility and macroeconomic uncertainty, we remain dedicated to helping our clients navigate with our strategic advice, capital raising expertise, advanced execution capabilities and world-class research and differentiated investment products.”
Second Quarter 2020 Financial Summary

	US GAAP			Economic Operating Income
	Three Months Ended June 30,			Three Months Ended June 30,
($ in millions, except per share information)	2020	2019	Δ %	2020	2019	Δ %

Revenue	$418.8	$292.2	43%	$558.7	$244.4	129%
Net income (loss) attributable to common stockholders	$112.1	$4.1	N/A	$166.9	$20.4	718%
Earnings (loss) per common share (diluted)	$3.83	$0.13	N/A	$5.69	$0.65	775%

Note: Throughout this press release the Company presents non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Economic Operating Income (Loss)."

Second Quarter 2020 Operating Financial Highlights (US GAAP) (unaudited)

Second quarter 2020 US GAAP revenue was $418.8 million compared to $292.2 million in the second quarter of 2019.

Second quarter 2020 US GAAP employee compensation and benefits expenses was $305.3 million, an increase of $168.9 million from the prior-year period.

Second quarter 2020 US GAAP income tax expense was $44.9 million compared to $5.1 million in the prior-year quarter.

Second quarter 2020 US GAAP total expenses totaled $411.5 million, an increase of $164.0 million from the prior-year period.

Second quarter 2020 US GAAP net income attributable to common stockholders was $112.1 million compared to net income attributable to common stockholders of $4.1 million in the second quarter of 2019.

Second Quarter 2020 Operating Financial Highlights (Non-GAAP)

•Record Investment Banking performance:
–Strongest quarter on record driven by capital markets activity in biotech and healthcare tools & diagnostics. Revenues for the month of June alone surpassed any quarter on record
–M&A revenue strong despite difficult economic backdrop, including record single fee from Nikola engagement

•Record markets revenues with continuing share gains:
–Markets revenue, which includes brokerage, financing and other revenue, was a record $169.2 million ($2.69 million/day)
–Posted strong performances in electronic trading, European trading, derivatives and prime brokerage
–Securities finance and special situations, including SPAC trading, rebounded sharply after a difficult 1Q20

•Strong momentum in investment management:
–Record incentive income accrual driven by IPOs in the healthcare investment strategy portfolio and strong performance in the activist strategy. Management fee revenue run-rate at highest level since 2016

•Invested capital - Strong returns with reduced risk:
–Record investment income driven by valuation of Nikola investment ($129.8 million) and rebound in other balance sheet investments
–Reduced investment risk in portfolio in March/April and increased hedging to reflect a more volatile trading environment due to economic uncertainty

Capital Optimization Update

As of June 30, 2020, Cowen had book value of $28.96 per common share and tangible book value per common share of $22.94, up from book value of $24.77 and tangible book value of $18.72 at December 31, 2019.

In the second quarter of 2020, the Company repurchased $6.6 million of its common stock, or 446,800 shares, at an average price of $14.67 under the Company's existing share repurchase program.

Outside the share repurchase program, in the second quarter of 2020 the Company acquired approximately $3.2 million of shares as a result of net share settlements relating to the vesting of equity awards, or 262,160 shares, at an average price of $12.22.

For the first half of 2020, the Company repurchased 1,830,457 shares for $24.6 million, or an average price of $13.42 under the Company's existing share repurchase program. Outside the share repurchase program, in the first half of 2020 the Company acquired approximately $6 million of shares as a result of net share settlements relating to the vesting of equity awards, or 490,717 shares at an average price of $12.29.

Quarterly Cash Dividend

The Company maintained its quarterly cash dividend payable on its common stock. On July 21, 2020, the Board of Directors declared a cash dividend of $0.04 per common share, payable on September 15, 2020, to stockholders of record on September 1, 2020.

Select Balance Sheet Data

(Amounts in millions, except per share information)
	June 30, 2020	December 31, 2019
Cowen Inc. stockholders' equity	$901.7	$809.9
Common equity (CE)	$800.4	$708.5
Tangible common equity (TCE)	$634.1	$535.6

Book value per share (CE/CSO)	$28.96	$24.77
Tangible book value per share (TCE/CSO)	$22.94	$18.72

Common shares outstanding (CSO)	27.6	28.6

Note: Common Equity (CE) is calculated as Cowen Inc, stockholders’ equity less our preferred stock issuance.
Tangible common equity (TCE) is calculated as common equity (CE) less goodwill and net intangible assets.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue
Investment banking	$203,982	$114,705	$309,010	$194,811
Brokerage	147,224	111,382	286,586	208,845
Management fees	11,653	7,039	23,257	14,180
Incentive income	—	8	—	23
Interest and dividends	47,918	40,047	89,995	69,139
Reimbursement from affiliates	247	254	508	542
Reinsurance premiums	5,967	14,331	16,438	20,922
Other	1,490	930	3,340	1,991
Consolidated Funds revenues	359	3,468	3,515	5,808
Total revenue	418,840	292,164	732,649	516,261
Interest and dividends expense	49,304	39,528	88,096	68,612
Total net revenue	369,536	252,636	644,553	447,649
Expenses
Employee compensation and benefits	305,282	136,409	429,710	268,291
Reinsurance claims, commissions and amortization of deferred acquisition costs	6,434	10,782	16,864	16,944
Operating, general, administrative and other expenses	92,027	89,063	180,166	167,064
Depreciation and amortization expense	6,200	4,952	11,642	9,908
Goodwill impairment	—	4,100	—	4,100
Consolidated Funds expenses	1,585	2,231	4,299	3,713
Total expenses	411,528	247,537	642,681	470,020
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	196,502	3,910	152,519	42,994
Consolidated Funds net (losses) gains	37,370	5,782	(35,795)	7,640
Total other income (loss)	233,872	9,692	116,724	50,634

Income (loss) before income taxes	191,880	14,791	118,596	28,263
Income tax expense/(benefit)	44,932	5,073	43,759	8,250
Net income (loss)	146,948	9,718	74,837	20,013
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	33,113	3,906	(29,075)	4,418
Net income (loss) attributable to Cowen Inc.	113,835	5,812	103,912	15,595
Less: Preferred stock dividends	1,698	1,698	3,396	3,396
Net income (loss) attributable to Cowen Inc. common stockholders	$112,137	$4,114	$100,516	$12,199

Earnings (loss) per share:
Basic	$4.01	$0.14	$3.55	$0.41
Diluted	$3.83	$0.13	$3.39	$0.39

Weighted average shares used in per share data:
Basic	27,983	29,769	28,289	29,766
Diluted	29,316	31,522	29,644	31,572

Second Quarter 2020 Economic Income Financial Review

	Three Months Ended						Six Months Ended
	June 30, 2020			June 30, 2019			June 30, 2020			June 30, 2019
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Investment banking	$190,430	$—	$190,430	$104,216	$—	$104,216	$289,627	$—	$289,627	$187,212	$—	$187,212
Brokerage	167,067	—	167,067	124,044	—	124,044	299,739	—	299,739	235,916	—	235,916
Management fees	14,234	168	14,402	9,968	500	10,468	27,351	372	27,723	19,695	1,203	20,898
Incentive income	45,392	983	46,375	2,633	1,596	4,229	43,449	(1,161)	42,288	19,270	1,706	20,976
Investment income (loss)	142,379	(1,893)	140,486	(6,513)	3,626	(2,887)	122,931	(13,548)	109,383	2,914	4,467	7,381
Other revenues	(62)	2	(60)	4,304	15	4,319	498	2	500	5,427	51	5,478
Total revenue	559,440	(740)	558,700	238,652	5,737	244,389	783,595	(14,335)	769,260	470,434	7,427	477,861
Interest Expense / Discount Amortization	6,102	1,469	7,571	5,298	1,408	6,706	12,445	2,904	15,349	10,615	2,655	13,270
Total net revenues	553,338	(2,209)	551,129	233,354	4,329	237,683	771,150	(17,239)	753,911	459,819	4,772	464,591

Compensation & Benefits	304,644	438	305,082	134,454	1,955	136,409	429,650	1,136	430,786	264,703	3,652	268,355
Fixed non-compensation expense	34,755	105	34,860	37,171	1,244	38,415	72,094	251	72,345	71,428	1,862	73,290
Variable non-compensation expense	40,817	5	40,822	39,428	40	39,468	84,109	12	84,121	76,514	85	76,599
Depreciation & Amortization	5,657	6	5,663	4,945	7	4,952	11,085	12	11,097	9,884	24	9,908
Non-Controlling Interest	1,739	—	1,739	1,258	—	1,258	3,479	—	3,479	2,283	—	2,283
Total expenses	387,612	554	388,166	217,256	3,246	220,502	600,417	1,411	601,828	424,812	5,623	430,435

Less: Preferred Dividend	1,387	311	1,698	1,341	357	1,698	2,745	651	3,396	2,717	679	3,396
Economic Income (Loss) attributable to Common Shareholders	164,339	(3,074)	161,265	14,757	726	15,483	167,988	(19,301)	148,687	32,290	(1,530)	30,760

Add: Depreciation & Amortization	5,657	6	5,663	4,945	7	4,952	11,085	12	11,097	9,884	24	9,908
Economic Operating Income (Loss) attributable to Common Shareholders	$169,996	$(3,068)	$166,928	$19,702	$733	$20,435	$179,073	$(19,289)	$159,784	$42,174	$(1,506)	$40,668

Economic Income per common share	$5.61	$(0.10)	$5.50	$0.47	$0.02	$0.49	$5.67	$(0.65)	$5.02	$1.02	$(0.05)	$0.97
Economic Operating Income per common share	$5.80	$(0.10)	$5.69	$0.63	$0.02	$0.65	$6.04	$(0.65)	$5.39	$1.34	$(0.05)	$1.29

Revenues included in Economic Income were a record $558.7 million versus $244.4 million in the second quarter of 2019, an increase of 129%. Op Co revenue included in economic income was $559.4 million while Asset Co revenue included in economic income was a loss of $0.7 million.

Investment Banking revenues were a record $190.4 million, up 83% versus the prior-year period, driven by stronger ECM activity as well as higher-fee M&A transactions.

Brokerage revenues of $167.1 million were up 35% versus the prior-year period, driven by strength in derivatives, electronic trading and non-US trading.

Management Fees rose 38% year-over-year to $14.4 million in the second quarter, driven by the launch of the sustainability strategy and growth in assets in the private healthcare strategy and the healthcare royalties strategy. Management fees included a gain of $0.2 million in Asset Co.

Incentive Income posted record revenues of $46.4 million in the second quarter of 2020, up from $4.2 million in the prior-year period. Second quarter 2020 incentive income reflects stronger investment performance in the healthcare strategy and the activist strategy, as well as a gain of $1.0 million in Asset Co.

Investment Income posted record revenues of $140.5 million, versus a loss of $2.9 million in the prior-year period. The second quarter 2020 revenues include a $129.8 million unrealized gain on the investment in Nikola and improved performance in the event driven strategy, the healthcare strategy and the activist strategy. Investment income includes markdowns in Asset Co investments of $1.9 million.

Compensation and benefits expense was $305.1 million compared to $136.4 million in the second quarter of 2019. The increase was due to higher revenues, and includes a 50% compensation-to-revenue accrual for the unrealized gains from the Nikola investment. Despite the increase in the compensation accrual amount, the second quarter 2020 compensation-to-revenue ratio fell to 54.6%, down from 59.6% in 1Q20 and down from 55.8% in 2Q19.

Fixed non-compensation expenses decreased $3.6 million from the prior-year period to $34.9 million. The decrease was due in part to lower professional fees and consulting costs.

Variable non-compensation expenses were $40.8 million, up from $39.5 million in the second quarter of 2019. The increase is related in part to higher brokerage and trade execution costs due to increased volumes, offset by lower travel, entertainment and business development expenses.

Economic Operating Income, which represents Economic Income attributable to common stockholders before depreciation and amortization, was $166.9 million for the second quarter of 2020, up from $20.4 million in the prior-year period. Second quarter 2020 Economic Operating Income for Op Co was $170.0 million, while Asset Co Economic Operating loss was $3.1 million.

Assets Under Management As of June 30, 2020, the Company had assets under management of $11.5 billion, up $0.7 billion from March 31, 2020 and a decrease of $0.6 billion from June 30, 2019, respectively.

Invested Capital As of June 30, 2020, the Company had invested capital in Op Co totaling $711.8 million, up from $539.9 million as of March 31, 2020. The biggest increase was the stake in Nikola Corporation ($129.8 million).

As of July 1, 2020, the Company had invested capital in Asset Co totaling $124.4 million, a reduction of $2.3 million from the invested capital invested as of March 31, 2020.

The largest Asset Co investments were the stake in Italian wireless broadband provider Linkem ($73.6 million), private equity funds Formation8/Eclipse ($38.9 million) and other private investments ($5.1 million).

Earnings Conference Call

Management will hold a conference call today, July 28, 2020 at 9:00 am ET to discuss these results and provide an update on business conditions.

Chair and Chief Executive Officer Jeffrey M. Solomon and Chief Financial Officer Stephen A. Lasota will host the presentation, followed by a question and answer period.

U.S. dial in: (855) 760-0961
International dial-in: (631) 485-4850
Passcode: 5580959

Please call the conference telephone number at least 15 minutes prior to the start time.

The call can also be accessed through live audio webcast via this direct link:
http://edge.media-server.com/mmc/p/bohrvhbk

A replay of the call will be available for one week beginning at 12:00 pm ET on July 28, 2020 on the Company’s website at investor.cowen.com/events/ or via the following numbers:

U.S. replay dial-in: (855) 859-2056
International replay dial-in: (404) 537-3406
Replay ID: 5580959

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm offering investment banking services, research, sales and trading, prime brokerage, global clearing, commission management services and investment management. Cowen focuses on delivering value-added capabilities to our clients in order to help them outperform. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
JT Farley
(646) 562-1056
james.farley@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

 Non-GAAP Financial Measures

In addition to the results presented above in accordance with US GAAP, the Company presents supplemental financial measures that are non-GAAP measures. The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. Reconciliations to comparable US GAAP measures are available in the accompanying schedules. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under US GAAP, including its consolidated funds.

In general, Economic Income (Loss) is a pre-tax measure that (i) includes management reclassifications which the Company believes provides additional insight on the performance of the Company’s core businesses and divisions (ii) eliminates the impact of consolidation for Consolidated Funds and excludes (iii) goodwill and intangible impairment (iv) certain other transaction-related adjustments and/or reorganization expenses and (v) certain costs associated with debt. Economic Operating Income (Loss) is a similar measure but before depreciation and amortization expenses.

Reconciliation of Net Income Attributable to Cowen Inc. Common Stockholders to Economic Income and Economic Operating Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollar amounts in thousands)	2020	2019	2020	2019

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders	$112,137	$4,114	$100,516	$12,199
Adjustments:
Income tax expense (benefit)	44,837	5,039	43,554	8,281
Uncrystallized incentive fees	—	150	—	606
Amortization of discount on convertible debt	1,131	1,071	2,242	2,117
Retainer fees revenue deferred for US GAAP	—	836	—	2,272
Contingent liability adjustments	2,596	—	1,758	—
Goodwill & intangible impairment	545	4,100	545	4,100
Transaction-related and other costs	19	173	72	1,185
Economic Income (Loss)	$161,265	$15,483	$148,687	$30,760
Add back: Depreciation and amortization expense	5,663	4,952	11,097	9,908
Economic Operating Income (Loss)	$166,928	$20,435	$159,784	$40,668

Earnings Per Common Share (Diluted) to Economic Income Per Common Share (Diluted) and Economic Operating Income Per Common Share (Diluted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars per share)	2020	2019	2020	2019

Earnings (loss) per common share (diluted):	$3.83	$0.13	$3.39	$0.39
Adjustments:
Income tax expense (benefit)	1.53	0.16	1.47	0.26
Uncrystallized incentive fees	—	—	—	0.02
Amortization of discount on convertible debt	0.04	0.03	0.08	0.07
Retainer fees revenue deferred for US GAAP	—	0.03	—	0.07
Fund start-up costs recognized for US GAAP	—	—	—	—
Contingent liability adjustments	0.09	—	0.06	—
Goodwill & intangible impairment	0.01	0.13	0.02	0.12
Transaction-related and other costs	—	0.01	—	0.04
Economic income (Loss) per common share (diluted)	$5.50	$0.49	$5.02	$0.97
Add back: Depreciation and amortization expense	0.19	0.16	0.37	0.32
Economic Operating Income (Loss) per common share (diluted)	$5.69	$0.65	$5.39	$1.29

	Three Months Ended June 30, 2020
	US GAAP	Reclassifications and Adjustments					Economic Income
(Dollars amounts in thousands)	Net income (loss)	Management Reclassifications		Fund Consolidation Reclassifications (j)	Income Statement Adjustments		Total Economic Income/(Loss)	Operating Company	Asset Company
Revenues
Investment banking	$203,982	$(13,552)	a, b	$—	$—		$190,430	$190,430	$—
Brokerage	147,224	19,843	c, h	—	—		167,067	167,067	—
Management fees	11,653	2,114	d, e	635	—		14,402	14,234	168
Incentive income (loss)	—	46,375	e	—	—		46,375	45,392	983
Investment income (loss)	—	140,486	f	—	—		140,486	142,379	(1,893)
Interest and dividends	47,918	(47,918)	c	—	—		—	—	—
Reimbursement from affiliates	247	(272)	b	25	—		—	—	—
Reinsurance premiums	5,967	(5,967)	g	—	—		—	—	—
Other revenue	1,490	(1,532)	g	(18)	—		(60)	(62)	2
Consolidated Funds revenues	359	—		(359)	—		—	—	—
Total revenues	418,840	139,577		283	—		558,700	559,440	(740)
Interest expense (Economic Income/(Loss)) / Interest and dividend expense (US GAAP)	49,304	(40,602)	c	—	(1,131)	l	7,571	6,102	1,469
Total net revenues	369,536	180,179		283	1,131		551,129	553,338	(2,209)
Expenses
Compensation & Benefits	305,282	(200)	i		—		305,082	304,644	438
Fixed non-compensation expense	—	37,475	e, j	—	(2,615)	m	34,860	34,755	105
Variable non-compensation expense	—	40,822	j	—	—		40,822	40,817	5
Other non-compensation US GAAP expense	98,461	(98,461)	a, b, d, g, i	—	—		—	—	—
Depreciation & Amortization	6,200	8		—	(545)	p	5,663	5,657	6
Non-Controlling Interest	—	1,739	j	—	—		1,739	1,739	—
Consolidated Funds expenses	1,585	—		(1,585)	—		—	—	—
Total expenses	411,528	(18,617)		(1,585)	(3,160)		388,166	387,612	554
Other income (loss)	233,872	(201,994)	e, f, h	(31,878)	—		—	—	—
Income taxes expense / (benefit)	44,932	(95)		—	44,837	n	—	—	—
Income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	33,113	(3,103)	j	(30,010)	—		—	—	—
Income (loss) attributable to Cowen Inc.	113,835	—		—	(40,546)		162,963	165,726	(2,763)
Less: Preferred stock dividends	1,698	—		—	—		1,698	1,387	311
Economic Income (Loss)/ Income (loss) attributable to Cowen Inc. common stockholders	112,137	—		—	(40,546)		161,265	164,339	(3,074)
Add back: Depreciation and amortization expense							5,663	5,657	6
Economic Operating Income (Loss)							$166,928	$169,996	$(3,068)

	Three Months Ended June 30, 2019
	US GAAP	Reclassifications and Adjustments					Economic Income
(Dollars amounts in thousands)	Net income (loss)	Management Reclassifications		Fund Consolidation Reclassifications (k)	Income Statement Adjustments		Total Economic Income/(Loss)	Operating Company	Asset Company
Revenues
Investment banking	$114,705	$(11,325)	a, b	$—	$836	o	$104,216	$104,216	$—
Brokerage	111,382	12,662	c, h	—	—		124,044	124,044	—
Management fees	7,039	2,864	d, e	565	—		10,468	9,968	500
Incentive income (loss)	8	4,071	e	—	150	o	4,229	2,633	1,596
Investment income (loss)	—	(2,887)	f	—	—		(2,887)	(6,513)	3,626
Interest and dividends	40,047	(40,047)	c	—	—		—	—	—
Reimbursement from affiliates	254	(287)	b	33	—		—	—	—
Reinsurance premiums	14,331	(14,331)	g	—	—		—	—	—
Other revenue	930	3,401	g	(12)	—		4,319	4,304	15
Consolidated Funds revenues	3,468	—		(3,468)	—		—	—	—
Total revenues	292,164	(45,879)		(2,882)	986		244,389	238,652	5,737
Interest expense (Economic Income/(Loss)) / Interest and dividend expense (US GAAP)	39,528	(31,751)	c	—	(1,071)	l	6,706	5,298	1,408
Total net revenues	252,636	(14,128)		(2,882)	2,057		237,683	233,354	4,329
Expenses
Compensation & Benefits	136,409	—	i	—	—		136,409	134,454	1,955
Fixed non-compensation expense	—	38,588	e, j	—	(173)	m	38,415	37,171	1,244
Variable non-compensation expense	—	39,468	j	—	—		39,468	39,428	40
Other non-compensation US GAAP expense	99,845	(99,845)	a, b, d, g, i	—	—		—	—	—
Depreciation & Amortization	4,952	—		—	—		4,952	4,945	7
Non-Controlling Interest	—	1,258	j	—	—		1,258	1,258	—
Goodwill impairments	4,100	—		—	(4,100)	p	—	—	—
Consolidated Funds expenses	2,231	—		(2,231)	—		—	—	—
Total expenses	247,537	(20,531)		(2,231)	(4,273)		220,502	217,256	3,246
Other income (loss)	9,692	(6,865)	e, f, h	(2,827)	—		—	—	—
Income taxes expense / (benefit)	5,073	(34)		—	(5,039)	o	—	—	—
Income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	3,906	(428)	j	(3,478)			—	—	—
Income (loss) attributable to Cowen Inc.	5,812	—		—	11,369		17,181	16,098	1,083
Less: Preferred stock dividends	1,698	—		—	—		1,698	1,341	357
Economic Income (Loss)/ Income (loss) attributable to Cowen Inc. common stockholders	4,114	—		—	11,369		15,483	14,757	726
Add back: Depreciation and amortization expense							4,952	4,945	7
Economic Operating Income (Loss)							$20,435	$19,702	$733

	Six Months Ended June 30, 2020
	US GAAP	Reclassifications and Adjustments					Economic Income
(Dollars amounts in thousands)	Net income (loss)	Management Reclassifications		Fund Consolidation Reclassifications (k)	Income Statement Adjustments		Total Economic Income/(Loss)	Operating Company	Asset Company
Revenues
Investment banking	$309,010	$(19,383)	a, b	$—	$—		$289,627	$289,627	$—
Brokerage	286,586	13,153	c, h	—	—		299,739	299,739	—
Management fees	23,257	3,154	d, e	1,312	—		27,723	27,351	372
Incentive income (loss)	—	42,288	e	—	—		42,288	43,449	(1,161)
Investment income (loss)	—	109,383	f	—	—		109,383	122,931	(13,548)
Interest and dividends	89,995	(89,995)	c	—	—		—	—	—
Reimbursement from affiliates	508	(558)	b	50	—		—	—	—
Reinsurance premiums	16,438	(16,438)	g	—	—		—	—	—
Other revenue	3,340	(2,822)	g	(18)	—		500	498	2
Consolidated Funds revenues	3,515	—		(3,515)	—		—	—	—
Total revenues	732,649	38,782		(2,171)	—		769,260	783,595	(14,335)
Interest expense (Economic Income/(Loss)) / Interest and dividend expense (US GAAP)	88,096	(70,505)	c	—	(2,242)	l	15,349	12,445	2,904
Total net revenues	644,553	109,287		(2,171)	2,242		753,911	771,150	(17,239)
Expenses
Compensation & Benefits	429,710	1,076	i	—	—		430,786	429,650	1,136
Fixed non-compensation expense	—	74,175	e, j	—	(1,830)	m	72,345	72,094	251
Variable non-compensation expense	—	84,121	j	—	—		84,121	84,109	12
Other non-compensation US GAAP expense	197,030	(197,030)	a, b, d, g, i				—	—	—
Depreciation & Amortization	11,642	—		—	(545)	p	11,097	11,085	12
Non-Controlling Interest	—	3,479	j	—	—		3,479	3,479	—
Consolidated Funds expenses	4,299	—		(4,299)	—		—	—	—
Total expenses	642,681	(34,179)		(4,299)	(2,375)		601,828	600,417	1,411
Other income (loss)	116,724	(146,902)	e, f, h	30,178	—		—	—	—
Income taxes expense / (benefit)	43,759	(205)		—	(43,554)		—	—	—
Income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	(29,075)	(3,231)	j	32,306	—		—	—	—
Income (loss) attributable to Cowen Inc.	$103,912	—		—	48,171	n	152,083	170,733	(18,650)
Less: Preferred stock dividends	3,396	—		—	—		3,396	2,745	651
Economic Income (Loss)/ Income (loss) attributable to Cowen Inc. common stockholders	$100,516	$—		$—	$48,171		148,687	167,988	(19,301)
Add back: Depreciation and amortization expense							11,097	11,085	12
Economic Operating Income (Loss)							$159,784	$179,073	$(19,289)

	Six Months Ended June 30, 2019
	US GAAP	Reclassifications and Adjustments					Economic Income
(Dollars amounts in thousands)	Net income (loss)	Management Reclassifications		Fund Consolidation Reclassifications (k)	Income Statement Adjustments		Total Economic Income/(Loss)	Operating Company	Asset Company
Revenues
Investment banking	$194,811	$(9,871)	a, b	$—	$2,272	o	$187,212	$187,212	$—
Brokerage	208,845	27,071	c, h	—	—		235,916	235,916	—
Management fees	14,180	5,651	d, e	1,067	—		20,898	19,695	1,203
Incentive income (loss)	23	19,804	e	543	606	o	20,976	19,270	1,706
Investment income (loss)	—	7,381	f	—	—		7,381	2,914	4,467
Interest and dividends	69,139	(69,139)	c	—	—		—	—	—
Reimbursement from affiliates	542	(609)	b	67	—		—	—	—
Reinsurance premiums	20,922	(20,922)	g	—	—		—	—	—
Other revenue	1,991	3,499	g	(12)	—		5,478	5,427	51
Consolidated Funds revenues	5,808	—		(5,808)	—		—	—	—
Total revenues	516,261	(37,135)		(4,143)	2,878		477,861	470,434	7,427
Interest expense (Economic Income/(Loss)) / Interest and dividend expense (US GAAP)	68,612	(53,225)	c	—	(2,117)	l	13,270	10,615	2,655
Total net revenues	447,649	16,090		(4,143)	4,995		464,591	459,819	4,772
Expenses
Compensation & Benefits	268,291	64	i	—	—		268,355	264,703	3,652
Fixed non-compensation expense	—	74,475	e, j	—	(1,185)	m	73,290	71,428	1,862
Variable non-compensation expense	—	76,599	j	—	—		76,599	76,514	85
Other non-compensation US GAAP expense	184,008	(184,008)	a, b, d, g, i	—	—		—	—	—
Depreciation & Amortization	9,908	—		—	—		9,908	9,884	24
Non-Controlling Interest	—	2,283	j	—	—		2,283	2,283	—
Goodwill impairment	4,100	—		—	(4,100)	p	—	—	—
Consolidated Funds expenses	3,713	—		(3,713)	—		—	—	—
Total expenses	470,020	(30,587)		(3,713)	(5,285)		430,435	424,812	5,623
Other income (loss)	50,634	(47,186)	e, f, h	(3,448)	—		—	—	—
Income taxes expense / (benefit)	8,250	31		—	(8,281)	n	—	—	—
Income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	4,418	(540)	j	(3,878)	—		—	—	—
Income (loss) attributable to Cowen Inc.	$15,595	—		—	18,561		34,156	35,007	(851)
Less: Preferred stock dividends	3,396	—		—	—		3,396	2,717	679
Economic Income (Loss)/ Income (loss) attributable to Cowen Inc. common stockholders	$12,199	$—		$—	$18,561		30,760	32,290	(1,530)
Add back: Depreciation and amortization expense							9,908	9,884	24
Economic Operating Income (Loss)							$40,668	$42,174	$(1,506)

Adjustments made to US GAAP net income (loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on economic income. These adjustments are reclassifications to change the location of certain line items.
a	Economic Income (Loss) presents underwriting expenses net of investment banking revenues.
b	Economic Income (Loss) presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Economic Income (Loss) recognizes revenues net of fund start-up costs and distribution fees paid to agents.
e	Economic Income (Loss) recognizes the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for certain real estate operating entities, the healthcare royalty business and the activist business. Additionally, carried interest, which the Company applies an equity ownership model to, is recorded in other income (loss) for US GAAP and is shown as incentive income for Economic Income (Loss).
f	Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) for which the majority of this activity is shown in other income (loss) for US GAAP reporting.
g	Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
h	Economic Income (Loss) recognizes gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities.
i	Economic Income (Loss) presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
j	Economic Income (Loss) presents US GAAP expenses as either Fixed non-compensation or Variable non-compensation expenses. The Company also presents US GAAP Income (loss) attributable to non-controlling interests within total other expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
k	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP net income (loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
l	Economic Income (Loss) excludes the amortization of discount on convertible debt.
m	Economic Income (Loss) excludes acquisition related adjustments as management does not consider these items when evaluating the performance of the Company.
n	Economic Income (Loss) excludes income taxes.
o	For periods prior to the first quarter of 2020, Economic Income (Loss) records a) income from uncrystallized incentive fees and b) retainer fees, relating to investment banking activities, earned during the period that would otherwise be deferred until closing for US GAAP reporting. Similar amounts are not adjusted subsequently.
p	Economic Income (Loss) excludes goodwill and intangible impairment.